                                                                     EXHIBIT 4.2

THIS NOTE IS NOT A SAVINGS ACCOUNT, DEPOSIT OR OTHER OBLIGATION OF ANY BANK OR NONBANK SUBSIDIARY OF THE COMPANY AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

IF THIS NOTE IS REGISTERED IN THE NAME OF CEDE & CO. AS NOMINEE FOR THE DEPOSITORY TRUST COMPANY, THEN THE FOLLOWING LEGEND SHALL APPLY:

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

IF APPLICABLE, THE "TOTAL AMOUNT OF OID", "ORIGINAL YIELD TO MATURITY" AND "INITIAL SHORT ACCRUAL PERIOD OID" (COMPUTED UNDER THE EXACT METHOD) SET FORTH BELOW HAVE BEEN COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT RULES.

                                                          CUSIP:
REGISTERED                                                REGISTERED
No. FLR                                                   $

                       THE BANK OF NEW YORK COMPANY, INC.
                       [SENIOR MEDIUM-TERM NOTE SERIES D]
                 [SENIOR SUBORDINATED MEDIUM-TERM NOTE SERIES E]
                                 (Floating Rate)


BASE RATE:   ORIGINAL ISSUE DATE:    STATED MATURITY DATE:     ISSUE PRICE:

-----------  ----------------------  -----------------------   --------------


INDEX MATURITY:                INITIAL INTEREST RATE:       INTEREST PERIOD:               INTEREST PAYMENT DATES:

-------------------------      -------------------------    -------------------------      -------------------------
SPREAD:                        INITIAL INTEREST RESET       INTEREST RESET DATES:          CALCULATION AGENT:
                               DATE:

-------------------------      -------------------------    -------------------------      -------------------------
SPREAD MULTIPLIER:             REDEMPTION COMMENCEMENT      MAXIMUM INTEREST RATE:         MINIMUM INTEREST RATE:
                               DATE:

-------------------------      -------------------------    -------------------------      -------------------------
TAX REDEMPTION:                INITIAL REDEMPTION           FIXED RATE COMMENCEMENT        FIXED INTEREST RATE:
                               PERCENTAGE:                  DATE:
Yes
No
-------------------------      -------------------------    -------------------------      -------------------------
HOLDER'S OPTIONAL REPAYMENT    INDEX MATURITY:              ORIGINAL YIELD TO              DESIGNATED LIBOR PAGE:
DATE(S):                                                    MATURITY:

-------------------------      -------------------------    -------------------------      -------------------------
INITIAL SHORT ACCRUAL PERIOD   TOTAL AMOUNT OF OID:         DESIGNATED CMT MATURITY        DESIGNATED CMT TELERATE
OID:                                                        INDEX:                         PAGE:

-------------------------      -------------------------    -------------------------      -------------------------
OTHER
PROVISIONS:

-------------------------      -------------------------    -------------------------      -------------------------


INTEREST CALCULATION:
[   ]         REGULAR FLOATING RATE NOTE
[   ]         FLOATING RATE/FIXED RATE NOTE
[   ]         INVERSE FLOATING RATE NOTE

[   ]     IF BOX IS CHECKED, THIS NOTE IS AN AMORTIZING NOTE AND INFORMATION
          REGARDING AMORTIZING PAYMENT DATES AND AMORTIZING PAYMENT AMOUNTS IS PROVIDED IN AN ADDENDUM.

[   ]     IF BOX IS CHECKED, THIS NOTE IS A RENEWABLE NOTE OR AN EXTENDIBLE NOTE
          AND INFORMATION REGARDING RENEWAL DATE, NEW MATURITY DATE, FINAL MATURITY DATE AND EXTENSION PERIOD, AS APPLICABLE, AND ANY OTHER APPROPRIATE TERMS, IS PROVIDED IN AN ADDENDUM.


         The Bank of New York Company, Inc., a New York corporation (the "Company, which term includes any successor corporation under the Indenture hereinafter referred to"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of _____________________________ on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date or Fixed Rate Commencement Date specified above, if any, and thereafter at a rate determined in accordance with the provisions set forth below, depending upon the Base Rate specified above, until the principal hereof is paid or duly made available for payment. The Company will pay interest on the Interest Payment Dates specified above, commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Stated Maturity Date (or any Redemption Date as defined below or any Holder's Optional Repayment Date specified above, if any, with respect to which such option has been exercised, each such Stated Maturity Date, Redemption Date and Holder's Optional Repayment Date being hereinafter referred to as a "Maturity Date" with respect to the principal repayable on such date); provided, however, that if the Original Issue Date occurs between a Regular Record Date, as defined below, and the next succeeding Interest Payment Date or on an Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date, to the registered holder of this Note on the Regular Record Date with respect to such second Interest Payment Date; and provided, further, that if an Interest Payment Date (other than an Interest Payment Date that occurs on any Maturity Date) would fall on a day that is not a Business Day, as defined below, such Interest Payment Date shall be the next day that is a Business Day, except in the case that the Base Rate is LIBOR, if such next Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the next preceding day that is a Business Day. If any Maturity Date of this Note should fall on a day that is not a Business Day, the payment of interest, principal or premium, if any, due on such date shall be made on the next day that is a Business Day and no additional interest on such amounts shall accrue from and after such Maturity Date. Interest payable on this Note on any Interest Payment Date will include interest accrued from the Original Issue Date, or the most recent date for which interest has been paid or duly provided for, to, but excluding, such Interest Payment Date or the Maturity Date, as the case may be; provided however that in the case of Notes that reset daily or weekly, interest payments on each Interest Payment Date will be the amount of interest accrued from but excluding the Regular Record Date through which interest has been paid or duly provided for (or from and including the Original Issue Date if no interest has been paid or duly provided for) to and including the Regular Record Date next preceding the applicable Interest Payment Date, except that the interest payment due on the Maturity Date will include interest accrued to but excluding such date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to an Interest Payment Date (whether or not a Business Day) (the "Regular Record Date"); provided, however, that interest payable at Maturity will be payable to the Person to whom the principal hereof shall be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee (referred to below), notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

         Payment of the principal of, premium, if any, and interest due on this Note will be made in immediately available funds at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest on any Interest Payment Date other than the Maturity Date may be made at the option of the Company by check mailed to the address of Person entitled thereto as such address shall appear in the Security Register. A Holder of not less than $10,000,000 aggregate principal amount of the Notes having the same Interest Payment Dates may by written notice to the Paying and Authenticating Agent (referred to below) at its principal corporate trust office in The City of New York (or at such other address as the Company shall give notice in writing) on or before the Regular Record Date preceding an Interest Payment Date, arrange to have the interest payable on all Notes held by such Holder on such Interest Payment Date, and all subsequent Interest Payment Dates until written notice to the contrary is given to the Paying and Authenticating Agent, made by wire transfer of immediately available funds to a designated account maintained at a bank in The City of New York (or other bank consented to by the Company) as the holder of such Notes shall have designated; provided that such bank has appropriate facilities therefor.

         [Insert for Senior Subordinated Medium Term-Note Series E] This Note is one of a duly authorized issue of securities of the Company (hereinafter called the "Securities") issued and to be issued in one or more series under an Indenture dated as of October 1, 1993 (herein called the "Indenture") between the Company and Chase Manhattan Trust Company National Association, as Successor Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Senior Subordinated Medium-Term Notes Series E (the "Notes") and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes are limited in aggregate principal amount to $1,000,000,000. The Bank of New York, acting through its corporate trust offices in The City of New York is the initial paying agent for the payment of interest and principal of the Notes (the "Paying Agent"); and The Bank of New York is the authenticating agent for the Notes (the "Paying and Authenticating Agent"). The Notes may bear different Original Issue Dates, mature at different times, bear interest at different rates and vary in such other ways as are provided in the Indenture.

         [Insert for Senior Medium Term Notes Series D] This Note is one of a duly authorized series of securities of the Company (hereinafter called the "Securities") issued and to be issued in one or more series under an Indenture dated as of July 18, 1991 (herein called the "Indenture") between the Company and Bankers Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Senior Medium-Term Notes Series D (the "Notes") and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes are limited in aggregate principal amount to $1,000,000,000. The Bank of New York, acting through its corporate trust offices in The City of New York is the initial paying agent for the payment of interest and principal of the Senior Medium-Term Notes (the "Paying Agent"); and The Bank of New York is the authenticating agent for the Notes (the "Paying and

Authenticating Agent"). The Notes may bear different Original Issue Dates, mature at different times, bear interest at different rates and vary in such other ways as are provided in the Indenture.

         This Note is not subject to any sinking fund.

         This Note may be subject to repayment at the option of the Holder on the Holder's Optional Repayment Date(s), if any, indicated above. If no Holder's Optional Repayment Dates are set forth above, this Note may not be so repaid at the option of the Holder hereof prior to the Stated Maturity Date. On any Holder's Optional Repayment Date, this Note shall be repayable in whole or in part in increments of [$1,000] [Insert other minimum denomination] (provided that any remaining principal hereof shall be at least [$1,000] [Insert such other minimum denomination] ) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled "Option to Elect Repayment" below duly completed, by the Paying and Authenticating Agent at the principal corporate trust office of The Bank of New York in The City of New York or such other address which the Company shall from time to time notify the Holders of the Notes, not less than 30 nor more than 60 days prior to a Holder's Optional Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable.

         This Note may be redeemed at the option of the Company on any date on and after the Initial Redemption Date, if any, specified above (the "Redemption Date"). If no Initial Redemption Date is set forth above, this Note may not be redeemed at the option of the Company prior to the Stated Maturity Date. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of [$1,000] [Insert other minimum denomination] (provided that any remaining principal hereof shall be at least [$1,000] [Insert such other minimum denomination]) at the option of the Company at the applicable Redemption Price (as defined below) together with interest thereon payable to the Redemption Date, on notice given to the Holder not less than 30 nor more than 60 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

         Notices to the holders of the Notes with respect to redemption as provided above will be mailed first class mail, postage prepaid, to the holders' addresses listed in the register maintained by the Registrar not less than 30 nor more than 60 days prior to the Redemption Date.

         If this Note is redeemable at the option of the Company, the "Redemption Price" shall initially be the Initial Redemption Percentage specified above of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified above, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

         Accrued interest hereon shall be an amount calculated by multiplying the principal amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day from the Original Issue Date or from but excluding the last date for which interest shall have been paid, as the case may be, to the date for which accrued interest is being calculated. The interest factor for each such day shall be computed by dividing the interest rate applicable to such day by 360 or, in the case of Notes having the Treasury Rate or CMT Rate as their Base Rate, by the actual number of days in the year.

         Except as described below, this Note will bear interest at the rate determined by reference to the Base Rate specified above (i) plus or minus the Spread, if any, specified above and/or (ii) multiplied by the Spread Multiplier, if any, specified above. The interest rate in effect on each day shall be (a) if such day is an Interest Reset Date specified above, the interest rate with respect to the Interest Determination Date (as defined below) pertaining to such Interest Rate Reset Date or (b) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date, subject to the Maximum or Minimum Interest Rate specified above, if any, provided that the interest rate in effect from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate; provided further that the Notes will not reset after the Fixed Rate Commencement Date, if any. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except that if the Base Rate specified above is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Rate Reset Date shall be the immediately preceding Business Day. If a treasury bill auction will be held on a day that would otherwise be an Interest Reset Date with respect to the Treasury Rate, then such Interest Reset Date shall be the Business Day following such auction date.

         The Interest Determination Date with respect to the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate will be the Business Day preceding the Interest Reset Date. The Interest Determination Date with respect to the Certificate of Deposit Rate (the "CD Rate") and the CMT Rate will be the second Business Day preceding the Interest Reset Date. The Interest Determination Date with respect to LIBOR shall be the second London Banking Day (as defined below) preceding an Interest Reset Date. The Interest Determination Date with respect to the Eleventh District Cost of Funds Rate shall be the last Business Day of the month immediately preceding the applicable Interest Reset Date in which the Federal Home Loan Bank of San Francisco publishes the Index (as hereinafter defined). The Interest Determination Date with respect to the Treasury Rate shall be the day of the week in which such Interest Rate Reset Date falls on which Treasury bills of the Index Maturity specified above normally would be auctioned; provided, however, that if as a result of a legal holiday an auction is held on the Friday of the week preceding the Interest Rate Reset Date, the related Interest Determination Date shall be such preceding Friday. The Interest Determination Date with respect to a Note the interest rate of which is determined by two or more Interest Rate Bases shall be the second Business Day next preceding the applicable Interest Reset Date on which each Base Rate is determinable. Each Base Rate shall be determined as of such date, and the applicable interest rate will take effect on the applicable Interest Reset Date.

         The "Calculation Date" pertaining to any Interest Determination Date shall be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day and (ii) the Business Day preceding the applicable Interest Payment Date or the date of Maturity, as the case may be.

         All percentages resulting from any calculation on the Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation on the Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

         As used herein, "Business Day" means (i) any day other than a Saturday, Sunday, legal holiday or other day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to; provided that in the case where the Base Rate is LIBOR, such day is also a London Banking Day. "London Banking Day" means a day on which dealings in the applicable LIBOR currency are transacted in the London interbank market. For notes having a specified currency other than U.S. dollars only (other than Notes denominated in EUROs), any day that, in the Principal Financial Center (as defined below) of the country of the specified currency, is not a day on which banking institutions generally are authorized or obligated by law to close; and for notes denominated in EUROs, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System is open.

         The interest rate that will become effective on each subsequent Interest Reset Date will be determined by the Calculation Agent (calculated with reference to the Base Rate or Rates and the Spread and/or Spread Multiplier, if
any) as follows (such determination, in the absence of manifest error, to be binding upon all parties).

Commercial Paper Rate

"Commercial Paper Rate" means:

(1) the Money Market Yield (as defined below) on the particular Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) (as defined below) under the caption "Commercial Paper-Nonfinancial", or

(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Money Market Yield of the rate on the particular Interest Determination Date for commercial paper having the particular Index Maturity as published in H.15 Daily Update (as defined below), or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Commercial Paper-Nonfinancial", or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on that Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for commercial paper having the particular Index Maturity placed for industrial issuers whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization, or

(4) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the Commercial Paper Rate in effect on the particular Interest Determination Date.

"Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                                           D x 360
                   Money Market Yield=  ------------- x 100
                                        360 - (D x M)

                  where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable Interest Reset Period (the period between Interest Reset Dates).

"H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

"H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http//federalreserve.gov/releases/h15/update, or any successor site or publication.

CD Rate

"CD Rate" means:

(1) the rate on the particular Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "CDs (secondary market)", or

(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for negotiable United States dollar certificates of deposit of the particular Index Maturity as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "CDs (secondary market)", or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on that Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for negotiable

United States dollar certificates of deposit of major United States money market banks for negotiable United States certificates of deposit with a remaining maturity closest to the particular Index Maturity in an amount that is representative for a single transaction in that market at that time, or

(4) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the CD Rate in effect on the particular Interest Determination Date.

LIBOR

"LIBOR" means:

(1) if "LIBOR Telerate" is specified in the applicable pricing supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the rate for deposits in the LIBOR Currency having the Index Maturity specified in the applicable pricing supplement, commencing on the related Interest Reset Date, that appears on the LIBOR Page as of 11:00 A.M., London time, on the particular Interest Determination Date; or

(2) if "LIBOR Reuters" is specified in the applicable pricing supplement, the arithmetic mean of the offered rates, calculated by the Calculation Agent, or the offered rate, if the LIBOR Page by its terms provides only for a single rate, for deposits in the LIBOR Currency having the particular Index Maturity, commencing on the related Interest Reset Date, that appear or appears, as the case may be, on the LIBOR Page as of 11:00 A.M., London time, on the particular Interest Determination Date, or

(3) if fewer than two offered rates appear, or no rate appears, as the case may be, on the particular Interest Determination Date on the LIBOR Page as specified in clause (1) or (2), as applicable, the rate calculated by the Calculation Agent of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks (which may include affiliates of the Agents), in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in the LIBOR Currency for the period of the particular Index Maturity, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time, or

(4) if fewer than two offered quotations referred to in clause (3) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center (as defined below), on the particular Interest Determination Date by three major banks (which may include affiliates of the Agents), in that Principal Financial Center selected by the Calculation Agent for loans in the LIBOR Currency to leading European banks, having the particular Index Maturity and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time, or

(5) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4), LIBOR in effect on the particular Interest Determination Date.

"LIBOR Currency" means the currency specified in the applicable pricing supplement as to which LIBOR shall be calculated or, if no currency is specified in the applicable pricing supplement, United States dollars.

"LIBOR Page" means either:
 .    if "LIBOR Reuters" is specified in the applicable pricing supplement, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in the applicable pricing supplement (or any other page as may replace that page on that service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency; or
 .    if "LIBOR Telerate" is specified in the applicable pricing supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on Bridge Telerate, Inc. (or any successor service) on the page specified in the applicable pricing supplement (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency.

"Principal Financial Center" means, as applicable:
 .    the capital city of the country issuing the Specified Currency; or
 .    the capital city of the country to which the LIBOR Currency relates;

provided, however, that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire, Portuguese escudos, South African rand and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney and (solely in the case of the Specified Currency) Melbourne, Toronto, Frankfurt, Amsterdam, Milan, London

(solely in the case of the LIBOR Currency), Johannesburg and Zurich, respectively.


Federal Funds Rate

"Federal Funds Rate" means:

(1) the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15(519) under the caption "Federal Funds (Effective)" and displayed on Bridge Telerate, Inc. (or any successor service) on page 120 (or any other page as may replace the specified page on that service) ("Telerate Page 120"), or

(2) if the rate referred to in clause (1) does not so appear on Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds (Effective)", or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include the Agents or their affiliates), selected by the Calculation Agent prior to 9:00 A.M., New York City time, on that Interest Determination Date, or

(4) if the brokers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the Federal Funds Rate in effect on the particular Interest Determination Date.


Prime Rate

"Prime Rate" means:

(1) the rate on the particular Interest Determination Date as published in H.15(519) under the caption "Bank Prime Loan", or

(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Bank Prime Loan", or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as the applicable bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on that Interest Determination Date, or

(4) if fewer than four rates referred to in clause (3) are so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate calculated by the Calculation Agent as the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that Interest Determination Date by three major banks (which may include affiliates of the Agents) in The City of New York selected by the Calculation Agent, or

(5) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4), the Prime Rate in effect on the particular Interest Determination Date.

"Reuters Screen US PRIME 1 Page" means the display on the Reuters Monitor Money Rates Service (or any successor service) on the "US PRIME 1" page (or any other page as may replace that page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.

Treasury Rate

"Treasury Rate" means:

(1) the rate from the auction held on the Treasury Rate Note Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable pricing supplement under the caption "INVESTMENT RATE" on the display on Bridge Telerate, Inc. (or any successor service) on page 56 (or any other page as may replace that page on that service) ("Telerate Page 56") or page 57 (or any other page as may replace that page on that service) ("Telerate Page 57"), or

(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High", or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury, or

(4) if the rate referred to in clause (3) is not so announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or

(5) if the rate referred to in clause (4) not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in
H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or

(6) if the rate referred to in clause (5) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Interest Determination Date, of three primary United States government securities dealers (which may include the Agents or their affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement, or

(7) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular Interest Determination Date.
                  "Bond Equivalent Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                                        D x N
           Bond Equivalent Yield = --------------- x 100
                                    360 - (D X M)

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal,

"N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable Interest Reset Period.


CMT Rate

"CMT Rate" means:

(1) if CMT Telerate Page 7051 is specified in the applicable pricing supplement:

         (a) the percentage equal to the yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "Treasury Constant Maturities", as the yield is displayed on Bridge Telerate, Inc. (or any successor service) on page 7051 (or any other page as may replace the specified page on that service) ("Telerate Page 7051"), for the particular Interest Determination Date, or

         (b) if the rate referred to in clause (a) does not so appear on Telerate Page 7051, the percentage equal to the yield for United States Treasury securities at "constant maturity" having the particular Index Maturity and for the particular Interest Determination Date as published in H.15(519) under the caption "Treasury Constant Maturities", or

         (c) if the rate referred to in clause (b) does not so appear in H.15(519), the rate on the particular Interest Determination Date for the period of the particular Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519), or

         (d) if the rate referred to in clause (c) is not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three leading primary United States government securities dealers in The City of New York (which may include the agents or their affiliates) (each, a "Reference Dealer"), selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United

          States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount of at least $100,000,000, or

          (e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

          (f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount of at least $100,000,000, or

          (g) if fewer than five but more than two prices referred to in clause
          (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

          (h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on the particular Interest Determination Date.

(2) if CMT Telerate Page 7052 is specified in the applicable pricing supplement:

          (a) the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) opposite the caption "Treasury Constant Maturities", as the yield is displayed on Bridge Telerate, Inc. (or any successor service) (on page 7052 or any other page as may replace the specified page on that service) ("Telerate Page 7052"), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls, or

          (b) if the rate referred to in clause (a) does not so appear on Telerate Page 7052, the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the particular Index Maturity and for the week or month, as applicable, preceding the particular Interest Determination Date as published in H.15(519) opposite the caption "Treasury Constant Maturities," or

          (c) if the rate referred to in clause (b) does not so appear in H.15(519), the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the particular Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls, or

          (d) if the rate referred to in clause (c) is not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount of at least $100,000,000, or

          (e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

          (f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest

          Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount of at least $100,000,000, or

          (g) if fewer than five but more than two prices referred to in clause
          (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest or the lowest of the quotations will be eliminated, or

          (h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on that Interest Determination Date.

                  If two United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to the particular Index Maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.


Eleventh District Cost of Funds Rate

"Eleventh District Cost of Funds Rate" means:

(1) the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the particular Interest Determination Date falls as set forth under the caption "11th District" on the display on Bridge Telerate, Inc. (or any successor service) on page 7058 (or any other page as may replace the specified page on that service) ("Telerate Page 7058") as of 11:00 A.M., San Francisco time, on that Interest Determination Date, or

(2) if the rate referred to in clause (1) does not so appear on Telerate Page 7058, the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the

Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding that Interest Determination Date, or

(3) if the Federal Home Loan Bank of San Francisco fails to announce the Index on or prior to the particular Interest Determination Date for the calendar month immediately preceding that Interest Determination Date, the Eleventh District Cost of Funds Rate in effect on the particular Interest Determination Date.

         Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

         At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which will become effective on the next Interest Reset Date.

         The "Amortized Face Amount" of an Original Issue Discount Note shall be the amount equal to (i) the Issue Price set forth above plus (ii) that portion of the difference between the Issue Price and the principal amount of such Note that has accrued at the Original Yield to Maturity (computed in accordance with generally accepted United States bond yield computation principles) by the date of redemption and repayment, as calculated by the Calculation Agent, but in no event shall the Amortized Face Amount of an Original Issue Discount Note exceed its principal amount.

         If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. [Insert if this Note is a Senior Subordinated Medium-Term Note -- Payment of the principal of the Notes may be accelerated only in the case of certain events involving the bankruptcy, insolvency or reorganization of the Company. There is no right of acceleration of payment of the Notes in the case of a default in the performance of any covenant of the Company, including payment of principal or interest.]

         [Insert if this Note is a Senior Subordinated Medium-Term Note -- The indebtedness evidenced by the Notes is, to the extent provided in the Indenture, subordinated and subject in right of the payment in full of the principal of (and premium, if any) and the interest on all Senior Indebtedness, as defined in the Indenture, and this security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, agrees that each holder of Senior Indebtedness, whether created or acquired before or after the issuance of the Notes, shall be deemed conclusively to have relied on such provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness. The Indenture also provides that if, upon the occurrence of certain events of bankruptcy or insolvency relating to the Company, there remains, after giving effect to such subordination provisions, any amount of cash, property or securities available for payment or distribution in respect of Securities of this series (as defined in the Indenture, "Excess Proceeds"), and if, at such time, any Entitled Person (as defined in the Indenture) has not received payment in full of all amounts due or to become due on or in respect of Other Financial Obligations (as defined in the Indenture), then such Excess Proceeds shall first be applied to pay or provide for the payment in full of such Other Financial Obligations before any payment or distribution may be made in respect of Notes. This Note is also issued subject to the provisions of the Indenture regarding payments to Entitled Persons in respect of Other Financial Obligations. Each Holder of this Note, by accepting the same, agrees to he bound by the provisions of the Indenture described herein and authorizes and directs the Trustee to take such action on his behalf as may be necessary or appropriate to acknowledge or effectuate the subordination of this Note and payment of Excess Proceeds as provided in the Indenture and appoints the Trustee his attorney-in-fact for any and all such purposes.]

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note, at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture, and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder hereof or by such Holder's attorney duly authorized in writing and thereupon one or more new Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons in minimum denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000 and, unless otherwise specified on the face hereof, shall be denominated in U.S. dollars. As provided in the Indenture, and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         No recourse shall be had for the payment of the principal of (and premium, if any) or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         Unless the Certificate of Authentication hereon has been executed by the Authentication Agent or the Trustee under the Indenture by the manual signature of one if its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                      [This space left blank intentionally]

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and a facsimile of its corporate seal to be imprinted hereon.

                                            Dated:

                                            THE BANK OF NEW YORK COMPANY, INC.


                                            By:
                                                ---------------------------
                  [SEAL]


Attest:


----------------------------------------

CERTIFICATE OF AUTHENTICATION:
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

[For Senior Medium-Term Note] Bankers Trust Company, as Trustee
[For Senior Subordinated Medium-Term Note] Chase Manhattan Trust Company National Association, as Trustee

By: The Bank of New York
As Authenticating Agent



By:
   -------------------------
   Authorized Signatory

OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at
                                          --------------------------------------

--------------------------------------------------------------------------------
        (Please print or typewrite name and address of the undersigned)

         For this Note to be repaid at the option of the holder hereof, this Note must be received at the corporate trust office of The Bank of New York, in The City of New York or at such other place or places which the Company shall from time to time notify the Holder of this Note, not less than 30 nor more than 60 days prior to the Holder's Optional Repayment Date, if any, shown on the face of this Note, with this "Option to Elect Repayment" form duly completed. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

         If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of [$1,000 Insert other minimum denomination]) which the Holder elects to have repaid and specify the denomination or denominations (each of which shall be [$1,000 Insert other minimum denomination] or an integral multiple of [$1,000 Insert other minimum denomination] in excess of $25,000) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$
  --------------------            ---------------------------------------------
                          NOTICE: The signature on this Option to Elect
Date                              Repayment must correspond with the name as
     -----------------            written upon this Note in every particular,
                                  without alteration or enlargement or any change whatever.

ABBREVIATIONS


         The following abbreviations, when used in the inscription on this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

                  TEN COM--as tenants in common

                  UNIF GIFT MIN ACT--.............Custodian.....................
                                                                        (Minor)

                           Under Uniform Gifts to Minors Act

                           .....................................................
                                               (State)

                  TEN ENT--as tenants by the entireties
                  JT TEN-- as joint tenants with right of survivorship
                           and not as tenants in common

         Additional abbreviations may also be used though not in the above list.

--------------------------------------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other
  Identifying Number of Assignee:


--------------------------------------

--------------------------------------------------------------------------------

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
INCLUDING ZIP CODE OF ASSIGNEE:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

the within Note and all rights thereunder, and does hereby irrevocably constitute and appoint
                      ---------------------------------------------------------

---------------------------------------------------------------- attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:
      ---------------------         --------------------------


--------------------------------------
NOTICE: The signature(s) to this assignment must correspond with the name as written upon the within instrument in every particular, without alteration or enlargement, or any change whatever.


SIGNATURE GUARANTEED:
                     -------------------------------
NOTICE: The signature(s) must be guaranteed by an eligible guarantor institution (e.g., banks, securities brokers or dealers, credit unions, national securities exchanges and savings associations) which is a member of or participant in a signature guarantee program recognized by the Securities registrar pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934